Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-225701) of U.S. Xpress Enterprises, Inc. of our report dated March 6, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Birmingham, Alabama
March 6, 2019

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